Exhibit (m)(1): Calculations of Illustrations for Succession Select-NY

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $66,780.40
                     = $1,200,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4      $54,252.10
+ Annual Premium*                      $16,000.00
- Premium Expense Charge**                $560.00
- Monthly Deduction***                 $ 1,590.20
- Mortality & Expense Charge****       $   619.45
+ Hypothetical Rate of Return*****    ($   702.05)
                                       ----------
=                                      $   66,780(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month         COI
-----      ------
1          $52.45
2          $52.47
3          $52.48
4          $52.49
5          $52.50
6          $52.51
7          $52.52
8          $52.53
9          $52.54
10         $52.56

11        $ 52.57
12        $ 52.58

Total     $630.20

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.02%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1         ($59.66)
2         ($59.44)
3         ($59.24)
4         ($59.02)
5         ($58.81)
6         ($58.61)
7         ($58.40)
8         ($58.19)
9         ($57.98)
10        ($57.77)
11        ($57.56)
12        ($57.36)

Total     ($702.05)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value                $ 66,780.40
- Year 5 Surrender Charge          $ 22,433.82
                                   -----------
=                                  $    44,347 (rounded to the nearest dollar)

II. THE 6% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

                         = $ 1,200,000 or 134% x $80,200.01
                         = $ 1,200,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $ 63,171.51
+ Annual Premium*                    $ 16,000.00
- Premium Expense Charge**           $    560.00
- Monthly Deduction***               $  1,584.06
- Mortality & Expense Charge****     $    699.83
+ Hypothetical Rate of Return*****   $  3,872.38
                                     -----------
=                                    $    80,200 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
-----    -------
1        $ 52.04
2        $ 52.03
3        $ 52.03
4        $ 52.02
5        $ 52.01
6        $ 52.01
7        $ 52.00
8        $ 52.00
9        $ 51.99
10       $ 51.98
11       $ 51.98
12       $ 51.97

Total    $624.06

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.02%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1         $ 319.76
2         $ 320.28
3         $ 320.82
4         $ 321.34
5         $ 321.88
6         $ 322.42
7         $ 322.96
8         $ 323.49
9         $ 324.04
10        $ 324.58
11        $ 325.13
12        $ 325.68

Total   $ 3,872.38

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 80,200.01
- Year 5 Surrender Charge      $ 22,433.82
                               -----------
=                              $    57,766 (rounded to the nearest dollar)

III. THE 12% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 1,200,000 or 134% x $95,932.89
                     = $ 1,200,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $ 73,218.05
+ Annual Premium*                    $ 16,000.00
- Premium Expense Charge**           $    560.00
- Monthly Deduction***               $  1,577.02
- Mortality & Expense Charge****     $    790.36
+ Hypothetical Rate of Return*****   $  9,642.22
                                     -----------
=                                    $    95,933 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
-----    -------
1        $ 51.57
2        $ 51.54
3        $ 51.52
4        $ 51.49
5        $ 51.46
6        $ 51.43
7        $ 51.41
8        $ 51.38
9        $ 51.35
10       $ 51.32
11       $ 51.29
12       $ 51.26

Total   $ 617.02

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.02%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1         $ 774.84
2         $ 779.92
3         $ 785.03
4         $ 790.19
5         $ 795.39
6         $ 800.63
7         $ 805.91
8         $ 811.23
9         $ 816.60
10        $ 822.02
11        $ 827.48

12      $   832.98
Total   $ 9,642.22

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 95,932.89
- Year 5 Surrender Charge      $ 22,433.82
                               -----------
=                              $    73,499(rounded to the nearest dollar)


NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 1,200,000 or 134% x $64,954.42
                     = $ 1,200,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $ 52,867.71
+ Annual Premium*                    $ 16,000.00
- Premium Expense Charge**           $    560.00
- Monthly Deduction***               $  2,063.30
- Mortality & Expense Charge****     $    604.68
+ Hypothetical Rate of Return*****  ($    685.31)
                                     -----------
=                                    $    64,954 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
-----    -------
1        $ 67.85

2        $ 67.87
3        $ 67.88
4        $ 67.90
5        $ 67.92
6        $ 67.93
7        $ 67.95
8        $ 67.97
9        $ 67.98
10       $ 68.00
11       $ 68.02
12       $ 68.03

Total   $ 815.30

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.02%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1        ($ 58.43)
2        ($ 58.19)
3        ($ 57.95)
4        ($ 57.71)
5        ($ 57.46)
6        ($ 57.23)
7        ($ 56.99)
8        ($ 56.75)
9        ($ 56.51)
10       ($ 56.27)
11       ($ 56.03)
12       ($ 55.79)

Total   ($ 685.31)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 64,954.42
- Year 5 Surrender Charge      $ 22,433.82
                               -----------
=                              $    42,521 (rounded to the nearest dollar)

II. THE 6% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 1,200,000 or 134% x $78,104.61
                     = $ 1,200,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4     $ 61,621.20
+ Annual Premium*                     $ 16,000.00
- Premium Expense Charge**            $    560.00
- Monthly Deduction***                $  2,055.53
- Mortality & Expense Charge****      $    683.60
+ Hypothetical Rate of Return*****    $  3,782.54
=                                     $    78,105 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----    --------
1        $ 67.32
2        $ 67.32
3        $ 67.31
4        $ 67.31
5        $ 67.30
6        $ 67.30
7        $ 67.29
8        $ 67.29
9        $ 67.28
10       $ 67.28
11       $ 67.27
12       $ 67.26

Total   $ 807.53

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.02%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1         $ 313.28
2         $ 313.63
3         $ 313.97
4         $ 314.33
5         $ 314.68
6         $ 315.02
7         $ 315.38
8         $ 315.74
9         $ 316.10
10        $ 316.45
11        $ 316.80
12        $ 317.17

Total   $ 3,782.54

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 78,104.61
- Year 5 Surrender Charge      $ 22,433.82
                               -----------
=                              $    55,671 (rounded to the nearest dollar)

III. THE 12% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 1,200,000 or 134% x $93,530.85
                     = $ 1,200,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $ 71,485.52
+ Annual Premium*                    $ 16,000.00
- Premium Expense Charge**           $    560.00
- Monthly Deduction***               $  2,046.61
- Mortality & Expense Charge****     $    772.50
+ Hypothetical Rate of Return*****   $  9,424.45
                                     -----------
=                                    $    93,531 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
-----    -------
1        $ 66.73
2        $ 66.70
3        $ 66.67
4        $ 66.63
5        $ 66.60
6        $ 66.57
7        $ 66.54
8        $ 66.50
9        $ 66.47
10       $ 66.43
11       $ 66.40
12       $ 66.37

Total   $ 798.61

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.02%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1         $ 759.33

2       $   763.94
3       $   768.59
4       $   773.26
5       $   777.99
6       $   782.75
7       $   787.54
8       $   792.38
9       $   797.25
10      $   802.17
11      $   807.12
12      $   812.12

Total   $ 9,424.45

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 93,530.85
- Year 5 Surrender Charge      $ 22,433.82
                               -----------
=                              $    71,097 (rounded to the nearest dollar)